      As filed with the Securities and Exchange Commission on June 3, 2002
                                                        Registration No. 333-___
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  equitel, inc.
                                  -------------
             (Exact name of registrant as specified in its charter)

       Delaware                                         56-2086188
       --------                                         ----------
      (State or other jurisdiction       (I.R.S. Employer Identification Number)
   of incorporation or organization)

            4021 Stirrup Creek Drive, Suite 400
            Research Triangle Park
            Durham, NC                                     34102
----------------------------------------                   -----
(Address of Principal Executive Offices)                 (Zip Code)

                          2002 LONG TERM INCENTIVE PLAN
                          -----------------------------
                            (Full Title of the Plan)

                             Mary Walker, President
                                  equitel, inc.
                       4021 Stirrup Creek Drive, Suite 400
                             Research Triangle Park
                                Durham, NC 34102
                                 (919) 933-5600

                             ______________________

                   (Name, address, telephone number, including
                        area code, of agent for service)

                             ______________________

                               Copy Requested to:
                             M. Timothy Elder, Esq.
                         Smith, Gambrell & Russell, LLP
                     1230 Peachtree Street, N.E., Suite 3100
                             Atlanta, Georgia 30309
                                 (404) 815-3532

                             ______________________

                                               CALCULATION OF REGISTRATION FEE
============================================================================================================================

  Title of Securities         Amount to be          Proposed Maximum        Proposed Maximum               Amount of
    to be Registered           Registered          Offering Price Per      Aggregate Offering           Registration Fee
  -------------------          ----------                                                               ----------------
                                                        Share/(1)/               Price
                                                        ----------               -----
Options and Shares
of Common Stock,               10,000,000                 $1.00               $10,000,000                    $920.00
$0.001 par value                 Shares
----------------------------------------------------------------------------------------------------------------------------

/(1)/ Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the bid and asked prices of the Common Stock on the OTC Bulletin Board on May 29, 2002.
================================================================================

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.
-------      ----------------------------------------

         The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by Equitel pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

         1. Equitel's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed April 17, 2002, as amended by equitel's Form 10-KSB/A filed May 30, 2002; and

         2. The description of Equitel's common stock contained in Equitel's Registration Statement on Form 10-SB filed June 23, 1999, including all amendments and reports updating such description.

Item 4.      Description of Securities.
-------      --------------------------

         No response is required to this item.

Item 5.      Interests of Named Experts and Counsel.
-------      ---------------------------------------

         No response is required to this item.

Item 6.      Indemnification of Directors and Officers.
-------      ------------------------------------------

         The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

         Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 7.      Exemption From Registration Claimed.
-------      ------------------------------------

         No response to this item is required.


Item 8.           Exhibits.
-------           ---------

         The following exhibits are filed with or incorporated by reference in this Registration Statement.

      Exhibit                       Description of Exhibit
                                    ----------------------
      Number
      ------

       2.1 Stock Purchase Agreement, dated September 28, 2001 by and among Alpha Omega Group, Inc., Capital Research, Ltd., Lancer Offshore, Inc., Lancer Partners, Limited Partnership (Note 1)

     3.1.1        Amendment to Certificate of Incorporation (Note 2)

     3.1.2        Amendment to Certificate of Incorporation (Note 3)

     3.1.3        Certificate of Incorporation (Note 4)

       3.2        Bylaws (Note 4)

       4.1        Form of Common Stock Certificate (Note 4)

       4.2 Senior Subordinated Convertible Promissory Note No. 1, dated as of September 28, 2001 by Wolfpack Corporation in the principal amount of $4,683,701.00 in favor of Lancer Offshore, Inc., Due March 31, 2003 (Note 2)

       4.3 Senior Subordinated Convertible Promissory Note No. 2, dated as of September 28, 2001 by Wolfpack Corporation in the principal amount of $2,415,000.00 in favor of Lancer Partners, Limited Partnership, Due March 31, 2003 (Note 2)

       4.4 Wolfpack Corporation Senior Subordinated Convertible Promissory Note No. 1, dated December 11, 2001 in the amount of $500,000 Payable to Lancer Offshore, Inc. (Note 2)

       4.5 Wolfpack Corporation Senior Subordinated Convertible Promissory Note No. 2, dated December 11, 2001 in the amount of $350,000 Payable to Lancer Partners, Limited Partnership (Note 2)

       5.1        Opinion of Smith, Gambrell & Russell, LLP

      10.1 Common Stock Purchase Agreement by and between Wolfpack Corporation and Jetco Communications Corporation dated as of January 13, 2000 (Note 5)

      10.2 Common Stock Purchase Agreement by and between Wolfpack Corporation and Jetco Communications Corporation dated as of March 31, 2000 (Note 5)

      10.3 Common Stock Purchase Agreement by and among William W. Evans, Ira A. Hunt, Jr., John Patrick Wellington, Michelle Maidenberg and Wolfpack Corporation dated as of March 31, 2000 (Note 5)

      10.4 Stock Purchase Agreement dated as of October 1, 2000 by and among Susan H. Coker, Peter L. Coker, Sr. and the Registrant (Note 6)

      10.5 Stock Purchase Agreement dated as of January 29, 2001 by and among the Registrant, Basic Phone, Inc., Warren J. Landry, Jr., Sonda J. Landry, Shari Ernst, Chad Kibodeaux, Christopher Kovatch and Tara Greenwood (Note 7)

      10.6 Note Exchange, Restructure and Conversion Agreement dated as of September 28, 2001 by and among equitel, inc., Wolfpack Corporation, Lancer Partners, L.P., and Lancer Offshore, Inc. (Note 2)

      10.7 Debt Conversion Agreement by and among Wolfpack Corporation, Lancer Offshore, Inc. and Lancer Partners, Limited Partnership, dated as of December 11, 2001 (Note 2)

      10.8 Form of Employment Agreement for Rod Santomassimo and Charles Herskowitz (Note 2)

      10.9       2002 Long Term Incentive Plan (filed herewith)

      23.1       Consent of Arthur Andersen LLP

      23.2       Consent of Smith, Gambrell & Russell, LLP (contained in Exhibit
                 5.1)

      24.1       Power of Attorney

___________________________

      Note 1 Incorporated by reference to the Registrant's Current Report on Form 8-K filed October 15, 2001

      Note 2 Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2001 filed April 17, 2002, as amended by the Form 10-KSB/A filed May 30, 2002

      Note 3 Incorporated by reference to the Registrant's Definitive Information Statement filed August 24, 2001

      Note 4 Incorporated by reference to the Registrant's Registration Statement on Form 10-SB filed June 23, 1999

      Note 5 Incorporated by reference to the Registrant's Current Report on Form 8-K filed on April
                 21, 2001

      Note 6 Incorporated by reference to the Registrant's Annual Report on Form 10-KSB filed on April 20, 2001

      Note 7 Incorporated by reference to the Registrant's Current Report on Form 8-K filed May 10, 2001

Item 9.          Undertakings.
-------          -------------

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Durham, North Carolina, on this 31st day of May, 2002.

                                                Equitel, inc.

                                                By:       /s/ Mary Walker
                                                    ----------------------------
                                                    Mary Walker
                                                    President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                       Title                        Date
        ---------                       -----                        ----

    /s/ Mary Walker           President (principal executive
----------------------------
        Mary Walker                 officer) and Director         May 31, 2002

    /s/ Peter L. Coker, Sr.
----------------------------     Chairman and Director            May 31, 2002
   Peter L. Coker, Sr.

    /s/ Mark W. Hahn.         Chief Financial Officer (principal
----------------------------  ----------------------------------  May 31, 2002
        Mark W. Hahn           accounting and financial officer)